UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 903-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRHP	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On November 21, 2025, ProPhase Labs, Inc. (the “Company”) became aware that a previously sealed civil action styled United States of America, State of New York, and State of New Jersey ex rel. Kenneth Hennrick v. ProPhase Labs, Inc., et al., pending in the United States District Court for the Eastern District of New York, had been unsealed by court order dated November 4, 2025. The unsealing of a previously sealed filing is a standard procedural step under the False Claims Act and does not reflect any finding or conclusion by the court or by any governmental authority. Although the matter was unsealed on November 4, the Company did not receive notice of the unsealing or the filing until November 19, 2025, and had no prior knowledge of the sealed action, which was filed in 2023 without the Company’s awareness. The Company is making this disclosure promptly upon becoming aware of the unsealed filing.

Under the sealing provisions of 31 U.S.C. Section 3730(b), the parties to a sealed qui tam action are prohibited from providing notice of the filing while the matter remains under seal. Because the Company had not been served and no notice was provided following the entry of the November 4 unsealing order, the Company first learned of the action upon receipt of the unsealed filing on November 21, 2025.

According to the unsealing order, to date the United States and the Plaintiff States have declined to intervene. The Company has received no indication from any governmental authority that intervention is anticipated. The Company also has not been served with the unsealed complaint as of the date of this filing and therefore has not had the opportunity to review or assess the filing in full. The Company has received no indication from the relator or from any governmental entity regarding if or when service may occur. The Company has not received any inquiries or requests for information from the United States, the Plaintiff States, or any regulatory agency in connection with the unsealed filing.

The Company categorically denies any wrongdoing and maintains that its laboratory and diagnostic operations follow rigorous regulatory, quality, and compliance standards. The Company remains committed to maintaining the highest standards of regulatory compliance and transparency across all of its operations. The Company intends to vigorously defend the matter once formally served. As with any qui tam action, any dismissal or resolution of the case would require written consent from the United States and the Plaintiff States.

The Company further notes that all private disputes with Dr. Hennrick were fully resolved and dismissed with prejudice in April 2024 through a mutually executed settlement agreement and general release in the New York State Supreme Court, Nassau County (Index No. 612578/2023). That private matter was concluded more than a year before the federal seal was lifted and is entirely separate from the qui tam action.

Based on the information currently available, the Company does not expect the unsealed matter to have any material impact on its ongoing operations or its ability to continue providing services without interruption. The Company will continue to monitor developments and will make additional disclosures as required under applicable securities laws. The Company’s operations continue without interruption.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those projected. The Company undertakes no obligation to update such statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date:	November 25, 2025